EXHIBIT 99

Contact:	Bill Lackey	FOR IMMEDIATE RELEASE
	Director, Investor Relations	Moved On PR Newswire
	Corporate	February 4, 2008
310.615.1700
blackey3@csc.com

Mike Dickerson
Director, Media Relations
Corporate
310.615.1647
mdickers@csc.com

CSC REPORTS PRELIMINARY THIRD QUARTER RESULTS

• Total revenue of $4.16 billion, up 14.3% (approximately 10% in constant currency);
• Net income of $179.0 million, or $1.05 per share (diluted), including special charges of 6 cents per share related to CSC’s restructuring program, up 57.7%;
• Global commercial revenue of $2.73 billion, up 17.5% (approximately 10% in constant currency);
• North American Public Sector revenue of $1.44 billion, up 8.6%.

EL SEGUNDO, Calif., Feb 4 -- Computer Sciences Corporation (NYSE: CSC) today reported preliminary results for its fiscal 2008 third quarter, ended December 28, 2007.

          As noted, for the third quarter, net income was $179.0 million, or $1.05 per share (diluted), including special charges related to the restructuring program announced in April, 2006 of $9.9 million after tax, or 6 cents per share.  Diluted earnings per share, excluding the special items, were $1.11, up 31% compared to last year’s third quarter earnings per share, as restated, of 85 cents before special items.

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Computer Sciences Corporation - Page 2	February 4, 2008

          Revenue for the third quarter was $4.16 billion, up 14.3% (approximately 10% in constant currency) over last year’s third quarter.  The quarter’s strong revenue growth was led by CSC’s global commercial sector, which achieved double-digit growth, aided by Europe, which contributed revenue growth of over 20%, as reported.

          Third quarter global commercial revenue was $2.73 billion, up 17.5% (approximately 10% in constant currency) compared to $2.32 billion in the year-ago quarter.  U.S. commercial revenue was $1.03 billion, up 11.5% compared with $924.8 million last year.  European revenue rose to $1.24 billion, up 20.7% (approximately 10% in constant currency) from the $1.03 billion reported for the third quarter last year.  CSC's non-European international revenue was $454.4 million, up 23.4% (approximately 10% in constant currency) compared with last year’s $368.1 million.

          For the third quarter, CSC’s North American Public Sector (NPS) revenue increased 8.6% to $1.44 billion from $1.32 billion for the third quarter of fiscal 2007.  Revenue derived from CSC’s DoD-related business was $970.1 million, up 10.1% from last year’s $881.3 million.  This solid performance was the result of increases in growth from both existing clients and new business awards.  CSC’s civil agencies activities generated revenue of $419.6 million, up 6.6% compared to $393.8 million last year.  Other NPS segment revenue, comprised of state, local and foreign government as well as commercial contracts performed by the NPS segment, was $45.3 million compared with last year’s $45.7 million.

CSC’s NPS pipeline of opportunities over the next 14 months is approximately $34 billion, comprised of more than 430 programs across a very diverse set of both DoD and civil agency activity.

          Major announced business awards for the third quarter were $2.3 billion, bringing the nine-months total to $10.8 billion. For the remainder of the fiscal year, the company is pursuing numerous opportunities and anticipates another solid year of award totals.

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Computer Sciences Corporation - Page 3	February 4, 2008

          “We are pleased with our third quarter profit performance, which was stronger than anticipated, with some benefits advancing from the fourth to the third quarter, and with free cash flow of $300 million for the quarter, we remain on track to achieve our fiscal year target,” said CSC Chairman, President and Chief Executive Officer Michael W. Laphen.

          “Our multi-year strategic initiative, Project Accelerate, provides us with direction and opportunities going forward to achieve our goals of improving revenue growth, operating margin and ROIC. We are strengthening our positions in selected industry vertical markets to help drive these improvements.  Notably, we closed the acquisition of First Consulting Group on January 11.  This acquisition enhances our healthcare expertise and intellectual property while expanding our worldwide delivery capabilities.

          “For the fourth quarter, ending March 28, we anticipate revenue to be in the range of $4.2 billion to $4.5 billion and earnings per share, excluding special items, to be in the $1.33 to $1.43 range. Our guidance for the fiscal year’s revenue continues to be in the range of $16.2 billion to $16.5 billion, up approximately 9% to 11%.  We now expect earnings per share for the year to be in the $3.75 to $3.85 range, including the adoption of FIN 48, but excluding special items.”

          As announced in the company’s press release dated January 24, 2008, a teleconference will be held today at 5:00 p.m. EST to discuss third quarter results.  This teleconference can be accessed from the CSC Web site at www.csc.com/investorrelations, in a listen-only mode.

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Computer Sciences Corporation - Page 4	February 4, 2008

          Computer Sciences Corporation is a leading global IT services company. CSC’s mission is to provide customers in industry and government with solutions crafted to meet their specific challenges and enable them to profit from the advanced use of technology.

          With approximately 91,000 employees, CSC provides innovative solutions for customers around the world by applying leading technologies and CSC’s own advanced capabilities. These include systems design and integration; IT and business process outsourcing; applications software development; Web and application hosting; and management consulting.  CSC reported revenue of $16.1 billion for the 12 months ended Dec. 28, 2007.  For more information, visit the company’s Web site at www.csc.com.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control.  These factors could cause actual results to differ materially from such forward-looking statements.  For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended March 30, 2007.  The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise except as required by law.

Note to Analysts and Editors: Please see attached tables.

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Computer Sciences Corporation - Page 5		February 4, 2008

Revenues by Segment
(preliminary and unaudited)

	Third Quarter Ended
			% of Total
(In millions)	Dec. 28, 2007	Dec. 29, 2006	Fiscal 2008	Fiscal 2007
		(As Restated)

U.S. Commercial	$1,031.3	$924.8	25%	26%
Europe	1,239.3	1,026.9	30	28
Other International	454.4	368.1	11	10
Global Commercial	2,725.0	2,319.8	66	64

Department of Defense	970.1	881.3	23	25
Civil agencies	419.6	393.8	10	10
Other (1)	45.3	45.7	1	1
North American Public Sector	1,435.0	1,320.8	34	36

	$4,160.0	$3,640.6	100%	100%

	Nine Months Ended
			% of Total
(In millions)	Dec. 28, 2007	Dec. 29, 2006	Fiscal 2008	Fiscal 2007
		(As Restated)

U.S. Commercial	$2,977.1	$2,813.0	24%	26%
Europe	3,441.0	2,911.6	29	27
Other International	1,291.3	1,098.6	11	10
Global Commercial	7,709.4	6,823.2	64	63

Department of Defense	2,882.1	2,643.9	24	25
Civil agencies	1,292.3	1,225.3	11	11
Other (1)	131.3	118.4	1	1
North American Public Sector	4,305.7	3,987.6	36	37

	$12,015.1	$10,810.8	100%	100%

(1)	Other revenues consist of state, local and foreign government as well as commercial contracts performed by the North American Public Sector.

Computer Sciences Corporation - Page 6	February 4, 2008

Consolidated Statements of Income
(preliminary and unaudited)

	Third Quarter Ended		Nine Months Ended
(In millions except per-share amounts)	Dec. 28, 2007	Dec. 29, 2006	Dec. 28, 2007	Dec. 29, 2006
		(As Restated)		(As Restated)

Revenues	$4,160.0	$3,640.6	$12,015.1	$10,810.8

Costs of services (excludes depreciation and amortization)	3,301.6	2,901.0	9,653.5	8,674.0
Selling, general and administrative	240.2	227.9	721.9	682.0
Depreciation and amortization	307.1	262.0	878.3	789.2
Interest expense	51.1	56.3	129.1	160.2
Interest income	(7.5)	(8.3)	(25.8)	(41.8)
Special items	17.5	42.0	92.4	279.9
Other income	(16.3)	(14.5)	(41.9)	(27.2)

Total costs and expenses	3,893.7	3,466.4	11,407.5	10,516.3

Income before taxes	266.3	174.2	607.6	294.5
Taxes on income	87.3	60.7	244.7	151.4

Net income	$179.0	$113.5	$362.9	$143.1

Basic	$1.07	$0.66	$2.12	$0.81

Diluted	$1.05	$0.65	$2.08	$0.79

Average common shares outstanding for:
Basic EPS	166.826	172.362	170.907	177.330
Diluted EPS	169.793	175.746	174.240	180.873

Earnings before special items, interest and taxes	$327.4	$264.2	$803.3	$692.8

Computer Sciences Corporation - Page 7	February 4, 2008

Selected Balance Sheet Data
(preliminary and unaudited)

	Dec. 28,	March 30,
(In millions)	2007	2007
Assets
Cash and cash equivalents	$589.1	$1,050.1
Receivables, net of allowance for doubtful accounts	4,608.4	4,187.4
Prepaid expenses and other current assets	1,793.6	1,464.0
Total current assets	6,991.1	6,701.5

Property and equipment, net	2,656.7	2,539.1
Outsourcing contract costs, net	941.5	1,029.5
Software, net	527.0	513.3
Goodwill	3,697.4	2,500.1
Other assets	547.8	456.7
Total assets	$15,361.5	$13,740.2

Liabilities
Short-term debt and current maturities of long-term debt	$571.4	$93.7
Accounts payable	659.1	855.7
Accrued payroll and related costs	820.7	732.5
Other accrued expenses	1,759.3	2,014.1
Deferred revenue	1,025.7	1,025.5
Income taxes payable and deferred income taxes	210.2	934.6
Total current liabilities	5,046.4	5,656.1

Long-term debt, net	2,515.1	1,412.2
Income tax liabilities and deferred income taxes	1,127.4
Other long-term liabilities	1,121.4	1,131.9

Stockholders' Equity	5,551.2	5,540.0

Total liabilities and stockholders' equity	$15,361.5	$13,740.2

Computer Sciences Corporation - Page 8	February 4, 2008

Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Nine Months Ended
(In millions)	Dec. 28, 2007	Dec. 29, 2006
		(As Restated)
Cash flows from operating activities:
Net income	$362.9	$143.1
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization and other non-cash charges	994.3	908.1
Gain on dispositions	(6.3)	(20.7)
Changes in assets and liabilities, net of effects of acquisitions:
Increase in assets	(639.1)	(488.8)
Decrease in liabilities	(213.3)	(4.5)

Net cash provided by operating activities	498.5	537.2

Investing activities:
Purchases of property and equipment	(644.2)	(550.6)
Acquisitions, net of cash acquired	(1,315.6)	(131.3)
Outsourcing contracts	(87.7)	(69.4)
Software	(129.6)	(114.1)
Other investing cash flows	18.0	227.1

Net cash used in investing activities	(2,159.1)	(638.3)

Financing activities:
Borrowings of commercial paper, net	205.1	497.4
Borrowings under lines of credit	456.6	440.7
Repayment on lines of credit	(472.2)	(452.1)
Principal payments on long-term debt	(29.3)	(25.8)
Proceeds from debt issuance	1,400.0
Proceeds from stock option and other common stock transactions	82.4	72.6
Excess tax benefit from stock-based compensation	10.6	3.1
Repurchase of common stock, net of settlement	(474.9)	(1,000.0)
Other financing cash flows	1.8	(2.3)

Net cash provided by (used in) financing activities	1,180.1	(466.4)

Effect of exchange rate changes on cash and cash equivalents	19.5	2.8

Net decrease in cash and cash equivalents	(461.0)	(564.7)
Cash and cash equivalents at beginning of year	1,050.1	1,290.7

Cash and cash equivalents at end of period	$589.1	$726.0

Computer Sciences Corporation - Page 9	February 4, 2008

Non-GAAP Financial Measures

The following tables reconcile Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA); Earnings Before Interest and Taxes (EBIT); and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP).  CSC management believes that these non-GAAP financial measures provide useful information to investors regarding the Company's financial condition and results of operations as they provide another measure of the Company's profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers.  Management uses earnings before special items to evaluate business unit financial performance and it is one of the measures used in assessing management performance.  One of the limitations associated with the use of earnings before special items (as compared to reported earnings) is that it does not reflect the complete financial results of the Company.  CSC compensates for these limitations by providing a reconciliation between earnings before special items and reported earnings.

GAAP Reconciliations
(In millions)

EBITDA / EBIT(preliminary and unaudited)	Third Quarter Ended		Nine Months Ended
	Dec. 28, 2007	Dec. 29, 2006	Dec. 28, 2007	Dec. 29, 2006
		(As Restated)		(As Restated)

EBITDA and special items	$634.5	$526.2	$1,681.6	$1,482.0
Special items	17.5	42.0	92.4	279.9
EBITDA	617.0	484.2	1,589.2	1,202.1
Depreciation and amortization	307.1	262.0	878.3	789.2
EBIT	309.9	222.2	710.9	412.9
Interest, net	43.6	48.0	103.3	118.4
Income before taxes	266.3	174.2	607.6	294.5
Taxes on income	87.3	60.7	244.7	151.4
Net income	$179.0	$113.5	$362.9	$143.1

Free Cash Flow (preliminary and unaudited)	Nine Months Ended
	Dec. 28, 2007	Dec. 29, 2006
		(As Restated)

Free cash flow	$(374.2)	$(121.1)
Net cash used in investing activities	2,159.1	638.3
Proceeds from redemption of preferred stock		126.5
Acquisitions, net of cash acquired	(1,315.6)	(131.3)
Capital lease payments	29.2	24.8
Net cash provided by operating activities	$498.5	$537.2

Note:
Capital lease payments and proceeds from the sale of property and equipment (included in investing activities) are included in the calculation of free cash flow.  Prior periods have been adjusted to conform with this presentation.  Proceeds from the redemption of DynCorp preferred stock is included in other investing activities and is being excluded from the calculation of free cash flow.

Computer Sciences Corporation - Page 10	February 4, 2008

Earnings per Share Reconciliation(preliminary and unaudited)

The following table is presented to illustrate the impact of the special items on earnings per share.  It also provides a reconciliation of the earnings per share amount relating this item to earnings per share for continuing operations.  The earnings per share amounts presented below include non-GAAP measures.  This table should be read in conjunction with the Consolidated Statements of Income within this release on which the GAAP earnings per share measures are presented.  Earnings per share before special items provides a basis for comparing current operating performance to past and future operating performance.  CSC management believes that these non-GAAP financial measures provide useful information to investors regarding the Company's financial condition and results of operations as they provide another measure of the Company's profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers.  Management uses earnings before special items to evaluate business unit financial performance and it is one of the measures used in assessing management performance.  One of the limitations associated with the use of earnings before special items (as compared to reported earnings) is that it does not reflect the complete financial results of the Company.  CSC compensates for these limitations by providing a reconciliation between earnings before special items and reported earnings.

	Third Quarter Ended
	December 28, 2007		December 29, 2006
			(As Restated)
		EPS		EPS
	Amount	(diluted)	Amount	(diluted)
Net income and EPS (diluted), as reported	$179.0	$1.05	$113.5	$0.65

Income from total operations	179.0	1.05	113.5	0.65
Add back: Special items	9.9	0.06	35.6	0.20
Income before special items	$188.9	$1.11	$149.1	$0.85

Average common shares outstanding for diluted EPS		169.793		175.746

	Nine Months Ended
	December 28, 2007		December 29, 2006
			(As Restated)
		EPS		EPS
	Amount	(diluted)	Amount	(diluted)
Net income and EPS (diluted), as reported	$362.9	$2.08	$143.1	$0.79

Income from total operations	362.9	2.08	143.1	0.79
Add back: Special items	62.7	0.36	237.0	1.31
Income before special items	$425.6	$2.44	$380.1	$2.10

Average common shares outstanding for diluted EPS		174.240		180.873

Notes:	All amounts are net of taxes.
Amounts are in millions except per-share amounts.